UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2025

IDAHO COPPER CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	333-108715	98-0221494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 W. Main Street, Suite 1460, Boise, Idaho 83702

(Address of Principal Executive Offices)

208-274-9220

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2025, Idaho Copper Corporation, a Nevada corporation (the “Company”), filed a Certificate of Change to the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) to effect a 1-for-20 reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The total number of shares of Common Stock authorized for issuance will be reduced by a corresponding proportion from 100,000,000 shares to 5,000,000 shares. The Amendment became effective upon filing.

On April 5, 2024, the Company’s board of directors (the “Board”) unanimously approved, by written consent, the Amendment, to implement a reverse stock split of the issued and outstanding shares of the Company’s Common Stock, by a ratio of not less than 1-for-32 and not greater than 1-for-30, with a corresponding decrease to the Corporation’s authorized shares of Common Stock, with the exact ratio of the Reverse Stock Split to be determined by the Board. September 10, 2025, the Board determined that the exact ratio of the Reverse Stock Split is 1-for-20.

Upon the effectiveness of the Reverse Stock Split, every twenty (20) outstanding shares of the Company’s Common Stock will be, without any further action by the Company, or any holder thereof, converted into, and automatically became, one (1) share of the Company’s Common Stock and the total number of shares of Common Stock authorized for issuance will be reduced to 5,000,000 shares.

Upon effectiveness of the Amendment and the Reverse Stock Split, 266,927,178 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split will be converted into approximately 13,346,359 shares of the Company’s Common Stock. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares of Common Stock resulting from the Reverse Stock Split were rounded up to the nearest whole share.

The Reverse Stock Split did not change the par value of the Common Stock.

As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock that may be purchased upon the exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, have also be ratably adjusted in accordance with their terms.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Reverse Stock Split, the Company submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a notification form for processing the Reverse Stock Split on the OTC Markets, Inc., OTCID Marketplace, the principal market of the Company’s Common Stock. The Company will file a Current Report on Form 8-K upon FINRA’s announcement of the effectiveness of the Reverse Stock Split on the OTCID Marketplace.

Item 9.01 financial statements and exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Change to Articles of Incorporation filed October 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2025

IDAHO COPPER CORPORATION

By:	/s/ Robert Scannell
Name:	Robert Scannell
Title:	Chief Financial Officer